                                                                    EXHIBIT 99.1


                         NEVADA GOLD & CASINOS ANNOUNCES
                              FIRST QUARTER RESULTS


Houston, TX - August 9, 2004 - Nevada Gold & Casinos, Inc. (AMEX: UWN) today announced financial results for the first quarter of fiscal 2005 ended June 30, 2004.

Highlights for the first quarter ended June 30, 2004 included:

   o  Revenue increased 12% to $1.8 million from the prior year

   o  Equity in earnings from Isle of Capri-Black Hawk was $2.4 million

   o  Net income increased 3% to $1.7 million, or $0.12 per fully-diluted share

   o  Memoranda of agreement signed for two additional gaming projects

H. Thomas Winn, Chairman, President & CEO of Nevada Gold & Casinos, Inc. commented, "Our financial results improved primarily due to project contributions from River Rock, which was offset by the disruption we experienced during the quarter at the Isle of Capri Black Hawk. Importantly, we continue to make excellent progress on our expansion projects and the new project development pipeline gives us great confidence in our future."

For the first quarter of fiscal 2005, revenues increased 12% to $1.8 million compared to $1.6 million in the first quarter of fiscal 2004. The revenue increase was primarily due to a 350% increase in project contributions from River Rock offset by lower interest income related to the decrease in outstanding notes receivable from the River Rock project.

The Company's equity in earnings from Isle of Capri-Black Hawk (IC-BH), the company's joint venture with Isle of Capri Casinos, decreased to $2.4 million from $2.8 million in the prior year period. IC-BH's first quarter earnings before interest, taxes, depreciation and amortization ("EBITDA"), decreased to $11.2 million compared to $13.7 million in the prior year period. A reconciliation of EBITDA to operating income is provided in the attached financial statements. The decrease in earnings and EBITDA is solely attributable to the construction disruption related to the expansion project at the joint venture's two properties in Black Hawk.

Net income for the first quarter was $1.7 million compared to $1.7 in the first quarter of fiscal 2004. Net income per diluted common share was $0.12, comparable to the prior year. Diluted weighted average common shares outstanding in the first quarter were 15.4 million compared to 15.3 million in the prior year period.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional Indian gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

                           NEVADA GOLD & CASINOS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                            Three Months Ended
                                                                 June 30,
                                                     --------------------------------
                                                         2004                2003
                                                     ------------        ------------
REVENUES
Gaming asset participation income:
   Dry Creek Casino, L.L.C                           $  1,351,267        $    300,458
Other income:
   Interest income                                        465,564           1,307,649
   Royalty income                                          16,903              13,500
   Miscellaneous income                                        --              15,645
                                                     ------------        ------------

    TOTAL REVENUES                                      1,833,734           1,637,252
                                                     ------------        ------------

EXPENSES
General and administrative                                259,744             159,805
Interest expense                                          439,928           1,017,419
Salaries                                                  401,321             273,604
Legal and professional fees                               305,994             314,026
Amortization of deferred loan issue cost                  175,724             142,623
Write-off of capitalized development costs                180,850                  --
Other                                                      27,136              22,208
                                                     ------------        ------------

    TOTAL EXPENSES                                      1,790,697           1,929,685
                                                     ------------        ------------

EQUITY IN EARNINGS OF ISLE OF CAPRI-BLACK HAWK          2,388,380           2,833,347
EQUITY IN EARNINGS OF ROUTE 66 CASINOS, LLC               431,605              25,974
MINORITY INTERESTS - DRY CREEK CASINO, L.L.C             (202,944)            (53,292)
                                                     ------------        ------------

Income before income tax provision                      2,660,078           2,513,596

Federal income tax provision - deferred                  (936,084)           (839,723)
                                                     ------------        ------------
NET INCOME                                           $  1,723,994        $  1,673,873
                                                     ============        ============

PER SHARE INFORMATION
Net income available to common
   shareholders                                      $  1,723,994        $  1,673,873
                                                     ============        ============

Net income per common share - basic                  $       0.14        $       0.15
                                                     ============        ============

Net income per common share - diluted                $       0.12        $       0.12
                                                     ============        ============

Basic weighted average number of
   common shares outstanding                           12,519,769          11,171,734
                                                     ============        ============

Fully diluted weighted average number of
   common shares outstanding                           15,410,793          15,251,828
                                                     ============        ============

                           ISLE OF CAPRI CASINOS, INC.
               COMPARATIVE FINANCIAL HIGHLIGHTS BY CASINO PROPERTY
                                 (IN THOUSANDS)


                                                                   THREE MONTHS ENDED
                                       ------------------------------------------------------------------------------
                                                 JULY 25, 2004                             JULY 27, 2003
                                       -------------------------------------   --------------------------------------
                                         NET         ADJUSTED     ADJUSTED       NET         ADJUSTED      ADJUSTED
                                       REVENUE        EBITDA       EBITDA      REVENUES       EBITDA        EBITDA
                                         (1)           (2)       MARGIN %(2)     (1)           (2)        MARGIN %(2)
                                       -------       --------    -----------   --------      --------     -----------
  Black Hawk(3)                        $26,297       $10,186        38.7%      $28,080        $10,649        37.9%
  Colorado Central Station(3)(4)         8,343           521         6.2%       12,019          2,560        21.3%
  Colorado Grande(3)(4)                  2,152           513        23.8%        2,037            514        25.2%
                                       -------       -------        ----       -------        -------        ----
  TOTAL                                $36,792       $11,220        30.5%      $42,136        $13,723        32.6%


                           ISLE OF CAPRI CASINOS, INC.
 RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA BY CASINO PROPERTY
                                 (IN THOUSANDS)

                                                THREE MONTHS ENDED JULY 25, 2004
                                    --------------------------------------------------------
                                    ADJUSTED     DEPRECIATION   OPERATING   OPERATING INCOME
                                     EBITDA           &          INCOME     (LOSS) MARGIN %
                                      (2)        AMORTIZATION    (LOSS)           (5)
                                    --------     ------------   ---------   ----------------
Black Hawk(3)                        $10,186       $ 1,716       $ 8,470         32.2%

Colorado Central Station(3)(4)           521           567           (46)        (0.6)%

Colorado Grande(3)(4)                    513           101           412         19.1%
                                     -------       -------       -------         ----
TOTAL                                $11,220       $ 2,384       $ 8,836         24.0%

                                                THREE MONTHS ENDED JULY 27, 2003
                                    --------------------------------------------------------
                                    ADJUSTED     DEPRECIATION   OPERATING   OPERATING INCOME
                                     EBITDA           &          INCOME     (LOSS) MARGIN %
                                      (2)        AMORTIZATION    (LOSS)           (5)
                                    --------     ------------   ---------   ----------------
Black Hawk(3)                        $10,649       $ 1,734       $ 8,915         31.7%

Colorado Central Station(3)(4)         2,560           369         2,191         18.2%

Colorado Grande(3)(4)                    514            70           444         21.8%
                                     -------       -------       -------         ----
TOTAL                                $13,723       $ 2,173       $11,550         27.4%


(1) Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

(2) EBITDA is "earnings before interest, income taxes, depreciation and amortization." Adjusted EBITDA for each property was calculated by adding preopening expense, management fees and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the properties' performance. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance; or as an alternative to any other measure determined in accordance with accounting principles generally accepted in the United States. The properties have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayment, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue. Reconciliations of operating income to Adjusted EBITDA are included in the financial schedules accompanying this release.

(3) The Adjusted EBITDA for the Isle-Black Hawk, the Colorado Central Station-Black Hawk and the Colorado Grande-Cripple Creek, does not include management fees. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three months and fiscal years ended July 25, 2004, and July 27, 2003:

                                     Three Months Ended
                             ----------------------------------
                             July 27, 2004        July 25, 2003
                             -------------        -------------
Management Fees                             (in thousand)
Isle - Black Hawk               $1,268               $1,264
Colorado Central Station           264                  544
Colorado Grande                    101                  102

         Adjust EBITDA with Management Fees

Isle - Black Hawk               $8,918               $9,385
Colorado Central Station           257                2,016
Colorado Grande                    412                  412

(4)  The Isle of Capri-Black Hawk, LLC acquired these properties on April 22,
     2003.

(5) Operating income margin was calculated by dividing operating income by net revenue.

                           NEVADA GOLD & CASINOS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                          JUNE 3             MARCH 31,
                                                                                           2004                2004
                                                                                       ------------        ------------
                                    ASSETS                                              (Unaudited)          (Audited)
CURRENT ASSETS
Cash and cash equivalents                                                              $  4,079,397        $  3,528,631
Accounts receivable                                                                         405,085             216,322
Income tax receivable                                                                     2,522,000           2,522,000
Notes receivable from affiliates, current portion                                         1,200,000           1,200,000
Other assets                                                                                105,675              79,272
                                                                                       ------------        ------------
     TOTAL CURRENT ASSETS                                                                 8,312,157           7,546,225
                                                                                       ------------        ------------

Joint venture in equity investee:
   Isle of Capri Black Hawk, L.L.C
   Route 66 Casinos, L.L.C                                                               17,124,315          15,708,324
   Sunrise Land and Mineral Corporation                                                   2,279,603           1,852,828
Investment in development projects:                                                         371,750             371,750
  Dry Creek Casino, L.L.C., gaming development                                            1,238,421           1,264,164
  Gold Mountain Development, L.L.C., land development                                     3,346,059           3,342,207
  Goldfield Resources, Inc., mining interest                                                480,812             480,812
Notes receivable from Dry Creek Rancheria                                                10,000,000          10,000,000
Notes receivable from affiliates                                                          3,551,548           3,839,586
Notes receivable - other                                                                  2,230,250                  --
Deferred loan issue cost                                                                    347,198             285,450
Deferred tax asset                                                                        1,306,599                  --
Other assets                                                                              1,547,212           1,178,958
Furniture, fixtures and equipment, net of accumulated depreciation
  of $133,372 in June 30, 2004 and $124,609 in March 31, 2004                                83,068              80,753
                                                                                       ------------        ------------
           TOTAL ASSETS                                                                $ 52,218,992        $ 45,951,057
                                                                                       ============        ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                               $  1,231,588        $  1,205,241
Deferred tax liability                                                                           --           2,517,678
Current portion of long-term debt                                                         3,272,500                  --
                                                                                       ------------        ------------
     TOTAL CURRENT LIABILITIES                                                            4,504,088           3,722,919
                                                                                       ------------        ------------


LONG-TERM DEBT
Deferred income                                                                              83,333             145,833
Notes payable, net of current portion and discount                                       14,394,873          11,029,266
                                                                                       ------------        ------------
     TOTAL LONG-TERM DEBT                                                                14,478,206          11,175,099
                                                                                       ------------        ------------

     TOTAL LIABILITIES                                                                   18,982,294          14,898,018
                                                                                       ------------        ------------

COMMITMENTS AND CONTINGENCIES                                                                    --                  --

MINORITY INTEREST - DRY CREEK CASINO, L.L.C                                                 279,188             253,719
STOCKHOLDERS' EQUITY
Common stock, $0.12 par value, 20,000,000 shares authorized, 13,078,503 and
12,279,352 shares outstanding at June 30, 2004, and March 31, 2004, respectively          1,569,420           1,473,522
Additional paid in capital                                                               19,454,173          19,256,200
Retained earnings                                                                        11,985,450          10,261,455
Accumulated other comprehensive loss                                                        (51,533)           (191,857)
                                                                                       ------------        ------------
     TOTAL STOCKHOLDERS' EQUITY                                                          32,957,510          30,799,320
                                                                                       ------------        ------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 52,218,992        $ 45,951,057
                                                                                       ============        ============

About Nevada Gold & Casinos

Nevada Gold & Casinos, Inc. of Houston, is a developer of gaming properties, and has real estate interests in Colorado, California, and Nevada. UWN owns a 43% interest in The Isle of Capri-Black Hawk LLC, which owns Isle of Capri Casino, a 237-room hotel/casino and Colorado Central Station Casino (both located in Black Hawk, Colo., about 35 miles west of Denver) and Colorado Grande Casino, located in Cripple Creek, Colo. The LLC is a joint venture with Isle of Capri Casinos, Inc. (Nasdaq:ISLE). UWN has 69% ownership of Dry Creek Casino, LLC, which is assisting the Dry Creek Rancheria Band of Pomo Indians with their River Rock Casino, Alexander Valley, Sonoma County, California (about 75 miles north of San Francisco in the California wine country). UWN has 51% ownership of Route 66 Casinos, LLC, which has the right to lease gaming equipment to the Pueblo of Laguna in their Route 66 Casino 11 miles west of Albuquerque, N.M., which opened in September 2003. UWN has entered into a contract to develop and manage a casino for the Muscogee (Creek) Nation in Tulsa, Okla. For more information, visit http://www.nevadagold.com./

CONTACT: Nevada Gold & Casinos, Inc., Houston
         H. Thomas Winn or Christopher Domijan, 713-621-2245 or
         Integrated Corporate Relations
         Don Duffy 203-222-9013